EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-120352 and 333-176100) pertaining to the 2004 Long Term Incentive Plan of Haverty Furniture Companies, Inc. of our reports dated March 7, 2014, with respect to the consolidated financial statements and schedule of Haverty Furniture Companies, Inc. and the effectiveness of internal control over financial reporting of Haverty Furniture Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

                                                                                                                                /s/ Ernst & Young LLP

Atlanta, Georgia
March 7, 2014